MANAGEMENT AND OPERATIONS AGREEMENT

BACKGROUND

Whereas Digital Learning Management Corporation ("DLMC) is a Corporation which provides post secondary adult education to the public;

Whereas Global Computer Systems, Inc. ("Global"), is a corporation duly licensed to conduct post secondary education in California and operates a school under the business name of Techconsults.net ("Techconsults") in the city of Irvine;

Whereas DLMC has agreed under an Agreement ("Stock Agreement") dated April 30, 2004, to purchase 100% of the outstanding stock of MCC from its Shareholders;


Whereas consummation of the Sock Agreement is that subject to approval of the DLMC Board of Directors, the completion of satisfactory due diligence by DLMC of the affairs of Global and the approval by the Bureau of Private Postsecondary and Vocational Education of the change of control that will result from such consummation: and


Whereas pending the consummation of the Stock Agreement, the parties wish to ensure the continuing viability of Techconsults as going business and in order to achieve this goal, DLMC has agreed and has advanced funds to Techconsults pending the closing of the Stock Agreement and the parties to the Stock Agreement have agreed that DLMC shall assume the management and operations of Techconsults during the period pending such consummation of the Stock Agreement;

NOW THEREFORE the parties agree to the following terms and conditions.

TERMS


      (a) Term of the Agreement. This agreement shall be for a period of six months from the date hereof or until such time as the Stock Agreement is consummated, or is otherwise terminated under the terms of this Agreement, which ever of these conditions first occurs.


      (b) Management and Operation. DLMC will assume complete and absolute control of all management and operation of Techconsults.net. Without limiting the generality of this provision such management shall include complete control of the Global/Techconsults.net bank accounts, accounts receivables, accounts payables, employees compensation, marketing and other matters necessary to operate the school as a viable going business.

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      (c)   Techconsults Rights and Responsibilites.

      i) Techconsults agrees to make its best efforts to ensure that all present employees, including Khalid Mahmood shall continue their employment with Tecconsults and continue to perform all their present duties, including the enrolment of students, collection of fees, scheduling of classes, maintaining accounting records and all administrative functions. Techconsults shall notify all employees that DLMC has assumed control of the management and operations of Techconsults and that they will be under the direct control and supervision of DLMC appointed manager.

      ii) Techconsults agrees that in consideration of the responsibilities assumed by DLMC and funds advanced it hereby irrevocably assign to DLMC all the ownership rights in its Accounts Receivables existing at the time and arising after the effective date of this Agreement, and agrees immediately to notify all its debtors in the manner and in the form requested by DLMC.

      iii)Techconsults represents that the schedules attached to Stock Agreement are true and correctly reflect the information contained therein. Such schedules are the following; 1, Techconsults Balance Sheet as of April 30, 2004; 2, MCC Profit and Loss Statement as of April 30, 2004; 3, Schedule of Accounts Receivables as of April 30, 2004; 4,Schedule of Accounts Payables as of April 30, 2004; 5, Schedule of Monthly Commitments to Third Parties for contracted obligations as of April 30, 2004; 6, Schedule of obligations owed to Federal and /or State Government departments for income taxes as well as deductions made or required to be made by law and forwarded to divisions of the Federal, State and local governments.

      (d)   DLMC Rights and responsibilities.

            i) DLMC will be responsible for Overall policy decisions and agrees to appoint one of its employees to oversee the operation and supervision of the school.


            ii) DLMC agrees to advance funds to Techconsults for working capital

            iii). DLMC  will  make its best  efforts  to  collect  all  accounts receivables that are due to techconsults at the time of this Agreement. As such funds are collected DLMC shall have the first right to be repaid the monies advanced for working capital in priority to any payment to other creditors. All sales and receivables arising there from after coming into effect of this Agreement shall be the property of DLMC and will be applied first to meet the financial needs of operating the school. Any surplus remaining after payment of Techconsults expenses and obligations above will be retained by DLMC as its management fee.

            iv). All sales made by Techconsults after September 1, 2004 shall become the property of DLMC. Such sales will be invoiced by Techconsults and assigned to DLMC. All receipts from such sales and receivables arising from such sales will be paid to DLMC. DLMC agrees to invoice Techconsults in a monthly basis in an amount equivalent to the sales made by Techconsults. All receipts from such sales shall be paid over to DLMC. DLMC for its part agrees that it will it will pay all expenses for operating Techconsults, including all items listed

            v). It is understood that for undertaking the management and funding obligations hereunder DLMC shall be entitled to retain all profits derived from Techconsults' operations during the period pending closing of the Stock Agreement.

      (e) Action to Implement. Techconsults agrees to take all corporate action necessary to implement the terms of this Agreement. Such action shall include; (1) consent of the Board of Directors to the adoption of this Agreement; (2) election of DLMC designated individuals to the Board of Directors; (3) appointment by the Board of Directors of a Chief Financial Officer designated by DLMC with full and sole powers to manage the financial affairs of Techconsults and; (4) adoption of a bank resolution authorizing who ever DLMC designates to be the only signatories for the operation of all Techconsults' bank accounts.

      (f) Mutual Idemnification. Each party agrees that it will indemnify and hold harmless the other party, its officers, directors, controlling persons, agents and employees from losses, claims, damages, liabilities or expenses, and any action in respect thereof to which any such person may become subject, due to or arise out of any breach or failure to perform any commitment under the terms of this Agreement.

      (g) Successors and Assigns. Neither party shall have the right to assign any of the burdens or benefits of this Agreement to a third party.

      (h) Cancellation of Agreement. DLMC shall the right to cancel and terminate this agreement with a 15 day written notice to Mr. Khalid Mahmood if in the operation of the school it discovers that the information provided in the schedules to the Stock Agreement are are incorrect. In the event of such premature cancellation all parties agree that they will cooperate and execute any documents or take such other action as may be necessary to permit the parties to return to their pre-Agreement positions. Such action shall include;
            (1) an accounting of monies received and disbursed and; (2) submission of resignations to elected or appointed offices effectuated pursuant to the requirements of this Agreement. Any losses sustained by DLMC as a result of incorrect information supplied in the schedules shall be repaid to DLMC by Techconsults.

      (i) BPPVE Standards. Each of the parties agrees to use its best efforts to perform its obligations hereunder in accordance with all applicable accreditation standards of the Bureau of Private and Postsecondary Vocational Education.

      (j) Temporary Arrangement. Each party acknowledges that this Agreement is a transitional arrangement pending approval by BPPVE to the change of ownership in techconsuts under the Stock Agreement heretofore described. If the Stock Agreement is not consummated within thirty days after approval of such change has been received, then this Agreement shall be cancelled pursuant to the manner designated in paragraph (h) above.

      (k) Dispute Resolution. Parties agree that any disputes arising out of or relating to this Agreement shall be resolved by binding arbitration by a single arbitrator appointed under the commercial arbitration rules of the American Arbitration Association. The venue of such arbitration shall be County of Orange.

      (l)   General  Power  of  Attorney

            By executing this agreement Global Computer Systems, Inc., dba Techconsults.net hereby grants to Digital Learning Management Corporation a general power of attorney to sign on its behalf to give effect to all the provisions of this Agreement on its behalf.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of September 1, 2004.

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--------------------------------                    ----------------------------
Signature                                           Signature:


Umesh Patel                                         Khalid Mahmood
Vice President                                      President and CEO
DLMC                                                Global computer Systems, Inc
Torrance, California                                Irvine, California


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